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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        --------------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of Earliest Event Reported): September 30, 1997

                                 WATERLINK, INC.
               (Exact Name of Registrant as Specified in Charter)

   Delaware                    1-13041                      34-1788678
(State or Other            (Commission File        (IRS Employer Identification
Jurisdiction of                Number)                         No.)
Incorporation)

4100 Holiday Street, N.W., Suite 201, Canton, Ohio                      44718
(Address of Principal Executive Offices)                              (Zip Code)

      Registrant's telephone number, including area code: (330) 649-4000.


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Item 2.     Acquisition or Disposition of Assets.

            (a) On September 30, 1997 (the "Closing Date"), Waterlink, Inc. (the "Company") acquired all the outstanding shares of capital stock of Hycor Corporation, a company organized under the laws of Delaware ("Hycor"), from its two shareholders (Philip A. Thompson and the Hycor Corporation Employee Stock Ownership Trust) for an aggregate consideration consisting of (i) Twelve Million Five Hundred Thousand Dollars ($12,500,000) in cash paid at the closing, (ii) a promissory note in the aggregate original principal amount of Two Million Two Hundred Fifty Thousand Dollars ($2,250,000) payable two years from the Closing Date, with interest accruing at the rate of 5.81% per annum and payable on a quarterly basis (the "Promissory Note"), (iii) Forty-One Thousand Ninety-Five (41,095) shares of Common Stock of the Company, par value $.001 per share ("Waterlink Common Stock") and (iv) up to an additional One Million Dollars ($1,000,000) in the aggregate payable in cash with respect to the twelve-month period ending September 30, 1998, pursuant to certain earn-out provisions. The earn-out purchase consideration provisions of the purchase agreement are based on Hycor's earnings before taxes, as determined in accordance with the purchase agreement ("Pre-Tax
      Earnings"), for the applicable earn-out period.

            The Promissory Note is convertible by its holder, at any time, into shares of Waterlink Common Stock at an exercise price of US $22.25 per share.

            The purchase price for each of the acquisitions was established by the parties based on arms'-length negotiations. The Company used a combination of working capital and bank borrowing to fund the cash paid at closing.

            (b) The Company is an international provider of integrated water purification and wastewater treatment solutions, principally to industrial and municipal customers. Hycor designs and manufactures screening, dewatering and related residuals management equipment for liquid/solid separation in municipal wastewater and industrial wastewater and process applications. The Company intends to devote the assets of Hycor to these same purposes.

Item 7.     Financial Statements, Pro Forma Financial Information and Exhibits.

            (a) and (b) The financial statements required by this Item will be filed by amendment to this Form 8-K on or prior to December 15, 1997.

Item 7(c). Exhibits.

      2.01 - Stock Purchase Agreement dated September 30, 1997 among Waterlink, Inc., Philip A. Thompson and the Hycor Corporation Employee Stock Ownership Trust.



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      *99.01 -   Unaudited Pro Forma Condensed Consolidated Financial Data of
                 Waterlink, Inc. and Subsidiaries.

      *99.02 -   Financial Statements of Hycor Corporation.

*TO BE FILED BY AMENDMENT

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    WATERLINK, INC.

Dated: October 14, 1997          By:  /s/ Michael J. Vantusko
                                    -------------------------
                                    Michael J. Vantusko, Chief Financial Officer


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                                INDEX TO EXHIBITS
                                -----------------

                                    FORM 8-K

EXHIBIT NUMBER                               DESCRIPTION
--------------                               -----------

2.01 Stock Purchase Agreement dated September 30, 1997 among Waterlink, Inc., Philip A. Thompson and the Hycor Corporation Employee Stock Ownership Trust.

*99.01 Unaudited Pro Forma Condensed Consolidated Financial Data of Waterlink, Inc. and Subsidiaries.

*99.02        Financial Statements of Hycor Corporation.

*TO BE FILED BY AMENDMENT